LITHIA REPORTS RECORD SECOND QUARTER 2017 RESULTS
_____________________________________________________

DECLARES DIVIDEND OF $0.27 PER SHARE FOR SECOND QUARTER

Medford, Oregon, July 28, 2017 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest second quarter revenue and earnings per share in company history, the 27th consecutive quarter of record results.

Second quarter 2017 net income per diluted share increased 5% to $2.12 from $2.01 for the second quarter of 2016. Adjusted net income per diluted share increased 16% to $2.28 from $1.96 for the same period in 2016. Second quarter 2017 net income increased 3% to $53.2 million from $51.4 million for the second quarter of 2016. Adjusted net income increased 14% to $57.2 million compared to second quarter 2016 adjusted net income of $50.2 million.

As shown in the attached non-GAAP reconciliation tables, the 2017 second quarter adjusted results exclude $0.16 per share in non-core charges related to acquisition expenses and a hail storm insurance reserve. The 2016 second quarter non-core adjustments exclude a $0.05 benefit associated with an equity investment.

Second quarter 2017 revenue increased 16% to $2.5 billion from $2.1 billion in the second quarter of 2016.

Second Quarter-over-Quarter Operating Highlights:

•	Total same store sales increased 3%

•	New vehicle same store sales increased 1%

•	Used vehicle retail same store sales increased 4%

•	Service, body and parts same store sales increased 7%

•	Same store F&I per unit increased $81 to $1,352

•	Adjusted SG&A expense as a percentage of gross profit was 67.0%

For the first six months of 2017, revenues increased 14% to $4.7 billion, compared to $4.1 billion in the first six months of 2016. Net income for the first six months of 2017 was $4.13 per diluted share, compared to $3.56 per diluted share for the similar period in 2016. Adjusted net income per diluted share for the first six months of 2017 increased 15% to $4.06 from $3.52 for the first six months of 2016.

"We continue to execute our strategy of acquiring strong franchises that underperform their potential and improving earnings as they season," said Bryan DeBoer, President and CEO. "We increased quarterly revenues 16% and adjusted earnings 14% over last year, driven by our significant acquisition cadence. On a same-store basis, we grew new vehicle sales slightly, increased used vehicle sales over 4%, and grew service and parts over 7%. We recently raised $300 million in senior notes and anticipate deploying the capital for acquisition growth in the future. As we integrate acquisitions and seek to improve their earnings, we increase future cash flow and produce greenfield-like returns."

Corporate Development
As previously announced in May 2017, we completed the acquisition of the Baierl Auto Group in Pittsburgh, Pennsylvania, comprised of Toyota, Honda, Subaru, Ford, Chevrolet, Acura, Kia and Cadillac locations. On an annualized basis, the Baierl Auto Group is estimated to generate $500 million in revenue and $0.15 in earnings per share. In May, we also opened Portland Chrysler Jeep Dodge Ram, an open point awarded by Fiat Chrysler Automobiles, which is expected to generate $80 million in annualized revenue.

Balance Sheet Update
We ended the second quarter with $31 million in cash and $185 million in availability under our credit facility. Additionally, approximately $256 million of our operating real estate is currently unfinanced, which we estimate could provide $192 million in capital, for total potential liquidity of $408 million.

After the end of the second quarter, we completed a $300 million aggregate principal amount offering of 5.25% senior notes due 2025 in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. We intend to use the net proceeds for general corporate purposes, which may include funding acquisitions, capital expenditures and debt repayment. Pending final application, all or a portion of the $295 million in net proceeds will be applied to reduce indebtedness.

Dividend Payment
Our Board of Directors has approved a dividend of $0.27 per share related to second quarter 2017 financial results. We expect to pay the dividend on August 25, 2017 to shareholders of record on August 11, 2017.

2017 Earnings Guidance
We project 2017 full year earnings of $8.35 to $8.50 per diluted share. This projection is based on the following annual assumptions:

•	Total revenue of $9.6 to $9.9 billion

•	New vehicle same store sales increasing 1.0%

•	New vehicle gross margin of 5.6% to 5.8%

•	Used vehicle same store sales increasing 5.0%

•	Used vehicle gross margin of 11.5% to 11.7%

•	Service body and parts same store sales increasing 7.0%

•	Service body and parts gross margin of 48.5% to 49.0%

•	Finance and insurance same store gross profit of $1,325 to $1,350 per unit

•	Tax rate of 39.5%

•	Average diluted shares outstanding of 25.1 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter results has been added to our investor relations website.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States and is among the fastest growing companies in the Fortune 500 with 160 stores in 18 states. We offer 30 brands of new vehicles and all brands of used vehicles in our stores and online at over 200 websites. We sell new and used vehicles and replacement parts, provide vehicle maintenance, warranty, paint and repair services, arrange related financing, and sell service contracts, vehicle protection products and credit insurance.

Sites
www.lithiamotors.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
Senior Vice President and Chief Financial Officer
(541) 618-5748

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•
Expected operating results, such as improved store efficiency and performance; generating 2017 full year earnings of $8.35 to $8.50 per diluted share and all projections set forth under the headings "2017 Earnings Guidance";

•	Our ability to improve store performance;

•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;

•	Anticipated revenues from acquired and open point stores; and

•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged cash flow and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Three months ended			%
	June 30,		Increase	Increase
	2017	2016	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$1,384,055	$1,209,037	$175,018	14.5%
Used vehicle retail	633,635	553,647	79,988	14.4
Used vehicle wholesale	69,512	66,714	2,798	4.2
Finance and insurance	94,851	81,043	13,808	17.0
Service, body and parts	246,005	202,265	43,740	21.6
Fleet and other	38,978	20,633	18,345	88.9
Total revenues	2,467,036	2,133,339	333,697	15.6%
Cost of sales:
New vehicle retail	1,303,516	1,136,175	167,341	14.7
Used vehicle retail	559,129	486,422	72,707	14.9
Used vehicle wholesale	67,800	65,228	2,572	3.9
Service, body and parts	123,525	103,666	19,859	19.2
Fleet and other	37,795	19,812	17,983	90.8
Total cost of sales	2,091,765	1,811,303	280,462	15.5
Gross profit	375,271	322,036	53,235	16.5%
Asset impairments	—	3,498	(3,498)	(100.0)
SG&A expense	257,290	215,526	41,764	19.4
Depreciation and amortization	14,031	12,503	1,528	12.2
Income from operations	103,950	90,509	13,441	14.9%
Floor plan interest expense	(9,332)	(6,209)	3,123	50.3
Other interest expense	(7,169)	(5,502)	1,667	30.3
Other (expense) income, net	387	(1,495)	(1,882)	NM
Income before income taxes	87,836	77,303	10,533	13.6%
Income tax expense	(34,636)	(25,875)	8,761	33.9
Income tax rate	39.4%	33.5%
Net income	$53,200	$51,428	$1,772	3.4%

Diluted net income per share:
Net income per share	$2.12	$2.01	$0.11	5.5%

Diluted shares outstanding	25,106	25,534	(428)	(1.7)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended				%
	June 30,		Increase		Increase
	2017	2016	(Decrease)		(Decrease)
Gross margin
New vehicle retail	5.8%	6.0%	(20	)bps
Used vehicle retail	11.8	12.1	(30)
Used vehicle wholesale	2.5	2.2	30
Finance and insurance	100.0	100.0	—
Service, body and parts	49.8	48.7	110
Fleet and other	3.0	4.0	(100)
Gross profit margin	15.2	15.1	10

Unit sales
New vehicle retail	40,876	36,059	4,817		13.4%
Used vehicle retail	32,171	27,716	4,455		16.1
Total retail units sold	73,047	63,775	9,272		14.5
Used vehicle wholesale	10,906	9,774	1,132		11.6

Average selling price
New vehicle retail	$33,860	$33,529	$331		1.0%
Used vehicle retail	19,696	19,976	(280)		(1.4)
Used vehicle wholesale	6,374	6,826	(452)		(6.6)

Average gross profit per unit
New vehicle retail	$1,970	$2,021	$(51)		(2.5)%
Used vehicle retail	2,316	2,425	(109)		(4.5)
Used vehicle wholesale	157	152	5		3.3
Finance and insurance	1,298	1,271	27		2.1
Total vehicle(1)	3,444	3,491	(47)		(1.3)

Revenue mix
New vehicle retail	56.1%	56.7%
Used vehicle retail	25.7	26.0
Used vehicle wholesale	2.8	3.1
Finance and insurance, net	3.8	3.8
Service, body and parts	10.0	9.5
Fleet and other	1.6	0.9

	Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,
Other metrics	2017	2016	2017	2016
SG&A as a % of revenue	10.2%	10.1%	10.4%	10.1%
SG&A as a % of gross profit	67.0	66.9	68.6	66.9
Operating profit as a % of revenue	4.5	4.4	4.2	4.2
Operating profit as a % of gross profit	29.3	29.2	27.7	28.1
Pretax margin	3.8	3.9	3.6	3.6
Net profit margin	2.3	2.4	2.2	2.4
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three Months Ended June 30,				%
			Increase		Increase
	2017	2016	(Decrease)		(Decrease)
Revenues
New vehicle retail	$1,217,563	$1,208,561	$9,002		0.7%
Used vehicle retail	575,410	552,634	22,776		4.1
Used vehicle wholesale	57,789	66,583	(8,794)		(13.2)
Finance and insurance	87,653	80,988	6,665		8.2
Service, body and parts	216,112	201,863	14,249		7.1
Fleet and other	32,818	20,633	12,185		59.1
Total revenues	$2,187,345	$2,131,262	$56,083		2.6

Gross profit
New vehicle retail	$71,492	$72,759	$(1,267)		(1.7)%
Used vehicle retail	69,273	67,121	2,152		3.2
Used vehicle wholesale	1,377	1,528	(151)		(9.9)
Finance and insurance	87,653	80,988	6,665		8.2
Service, body and parts	107,604	98,437	9,167		9.3
Fleet and other	951	822	129		15.7
Total gross profit	$338,350	$321,655	$16,695		5.2

Gross margin
New vehicle retail	5.9%	6.0%	(10	)bps
Used vehicle retail	12.0	12.1	(10)
Used vehicle wholesale	2.4	2.3	10
Finance and insurance	100.0	100.0	—
Service, body and parts	49.8	48.8	100
Fleet and other	2.9	4.0	(110)
Gross profit margin	15.5	15.1	40

Unit sales
New vehicle retail	35,893	36,042	(149)		(0.4)%
Used vehicle retail	28,937	27,657	1,280		4.6
Total retail units sold	64,830	63,699	1,131		1.8
Used vehicle wholesale	8,912	9,754	(842)		(8.6)

Average selling price
New vehicle retail	$33,922	$33,532	$390		1.2%
Used vehicle retail	19,885	19,982	(97)		(0.5)
Used vehicle wholesale	6,484	6,826	(342)		(5.0)

Average gross profit per unit
New vehicle retail	$1,992	$2,019	$(27)		(1.3)%
Used vehicle retail	2,394	2,427	(33)		(1.4)
Used vehicle wholesale	155	157	(2)		(1.3)
Finance and insurance	1,352	1,271	81		6.4
Total vehicle(1)	3,545	3,491	54		1.5
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

	Six months ended June 30,			%
			Increase	Increase
	2017	2016	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$2,594,359	$2,305,092	$289,267	12.5%
Used vehicle retail	1,235,858	1,086,373	149,485	13.8
Used vehicle wholesale	141,015	131,860	9,155	6.9
Finance and insurance	181,628	158,681	22,947	14.5
Service, body and parts	478,579	398,940	79,639	20.0
Fleet and other	71,698	35,254	36,444	103.4
Total revenues	4,703,137	4,116,200	586,937	14.3%
Cost of sales:
New vehicle retail	2,443,702	2,165,464	278,238	12.8
Used vehicle retail	1,092,569	954,871	137,698	14.4
Used vehicle wholesale	137,786	128,544	9,242	7.2
Service, body and parts	242,905	204,222	38,683	18.9
Fleet and other	69,252	33,881	35,371	104.4
Total cost of sales	3,986,214	3,486,982	499,232	14.3
Gross profit	716,923	629,218	87,705	13.9
Asset impairments	—	6,996	(6,996)	(100.0)
SG&A expense	500,062	434,632	65,430	15.1
Depreciation and amortization	26,770	24,166	2,604	10.8
Income from operations	190,091	163,424	26,667	16.3
Floor plan interest expense	(17,384)	(12,118)	5,266	43.5
Other interest expense	(13,840)	(10,961)	2,879	26.3
Other income (expense), net	10,232	(3,021)	(13,253)	NM
Income before income taxes	169,099	137,324	31,775	23.1
Income tax expense	(65,172)	(45,626)	19,546	42.8
Income tax rate	38.5%	33.2%
Net income	$103,927	$91,698	$12,229	13.3%

Diluted net income per share:
Net income per share	$4.13	$3.56	$0.57	16.0%

Diluted shares outstanding	25,177	25,754	(577)	(2.2)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Six months ended June 30,				%
			Increase		Increase
	2017	2016	(Decrease)		(Decrease)
Gross margin
New vehicle retail	5.8%	6.1%	(30	)bps
Used vehicle retail	11.6	12.1	(50)
Used vehicle wholesale	2.3	2.5	(20)
Finance and insurance	100.0	100.0	—
Service, body and parts	49.2	48.8	40
Fleet and other	3.4	3.9	(50)
Gross profit margin	15.2	15.3	(10)

Unit sales
New vehicle retail	76,492	68,808	7,684		11.2%
Used vehicle retail	62,954	55,147	7,807		14.2
Total retail units sold	139,446	123,955	15,491		12.5
Used vehicle wholesale	21,746	19,287	2,459		12.7

Average selling price
New vehicle retail	$33,917	$33,500	$417		1.2%
Used vehicle retail	19,631	19,700	(69)		(0.4)
Used vehicle wholesale	6,485	6,837	(352)		(5.1)

Average gross profit per unit
New vehicle retail	$1,970	$2,029	$(59)		(2.9)%
Used vehicle retail	2,276	2,385	(109)		(4.6)
Used vehicle wholesale	148	172	(24)		(14.0)
Finance and insurance	1,302	1,280	22		1.7
Total vehicle(1)	3,434	3,494	(60)		(1.7)

Revenue mix
New vehicle retail	55.2%	56.0%
Used vehicle retail	26.3	26.4
Used vehicle wholesale	3.0	3.2
Finance and insurance, net	3.9	3.9
Service, body and parts	10.2	9.7
Fleet and other	1.4	0.8

	Adjusted		As reported
	Six Months Ended June 30,		Six months ended June 30,
Other metrics	2017	2016	2017	2016
SG&A as a % of revenue	10.5%	10.5%	10.6%	10.6%
SG&A as a % of gross profit	68.9	68.9	69.8	69.1
Operating profit as a % of revenue	4.2	4.2	4.0	4.0
Operating profit as a % of gross profit	27.4	27.2	26.5	26.0
Pretax margin	3.5	3.6	3.6	3.3
Net profit margin	2.2	2.2	2.2	2.2
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Six months ended June 30,				%
			Increase		Increase
	2017	2016	(Decrease)		(Decrease)
Revenues
New vehicle retail	$2,314,266	$2,302,695	$11,571		0.5%
Used vehicle retail	1,137,210	1,083,257	53,953		5.0
Used vehicle wholesale	120,921	131,596	(10,675)		(8.1)
Finance and insurance	169,784	158,446	11,338		7.2
Service, body and parts	426,953	397,751	29,202		7.3
Fleet and other	61,565	35,253	26,312		74.6
Total revenues	$4,230,699	$4,108,998	$121,701		3.0

Gross profit
New vehicle retail	$135,303	$139,512	$(4,209)		(3.0)%
Used vehicle retail	134,190	131,217	2,973		2.3
Used vehicle wholesale	2,803	3,380	(577)		(17.1)
Finance and insurance	169,784	158,446	11,338		7.2
Service, body and parts	210,754	194,160	16,594		8.5
Fleet and other	2,056	1,371	685		50.0
Total gross profit	$654,890	$628,086	$26,804		4.3

Gross margin
New vehicle retail	5.8%	6.1%	(30	)bps
Used vehicle retail	11.8	12.1	(30)
Used vehicle wholesale	2.3	2.6	(30)
Finance and insurance	100.0	100.0	—
Service, body and parts	49.4	48.8	60
Fleet and other	3.3	3.9	(60)
Total gross profit	15.5	15.3	20

Unit sales
New vehicle retail	68,108	68,729	(621)		(0.9)%
Used vehicle retail	57,438	54,977	2,461		4.5
Total retail units sold	125,546	123,706	1,840		1.5
Used vehicle wholesale	18,506	19,242	(736)		(3.8)

Average selling price
New vehicle retail	$33,979	$33,504	$475		1.4%
Used vehicle retail	19,799	19,704	95		0.5
Used vehicle wholesale	6,534	6,839	(305)		(4.5)

Average gross profit per unit
New vehicle retail	$1,987	$2,030	$(43)		(2.1)%
Used vehicle retail	2,336	2,387	(51)		(2.1)
Used vehicle wholesale	151	176	(25)		(14.2)
Finance and insurance	1,352	1,281	71		5.5
Total vehicle(1)	3,521	3,497	24		0.7
(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

	Three months ended June 30,			%
			Increase	Increase
	2017	2016	(Decrease)	(Decrease)
Revenues
Domestic	$954,949	$830,410	$124,539	15.0%
Import	1,101,314	930,317	170,997	18.4
Luxury	413,088	371,866	41,222	11.1
Total segment revenues	2,469,351	2,132,593	336,758	15.8
Corporate and other	(2,315)	746	(3,061)	NM
Total revenues	$2,467,036	$2,133,339	$333,697	15.6

Segment Income(1)
Domestic	$27,857	$28,999	$(1,142)	(3.9)%
Import	32,465	29,680	2,785	9.4
Luxury	10,088	9,730	358	3.7
Total segment income	70,410	68,409	2,001	2.9
Corporate and other	38,239	28,394	9,845	34.7
Depreciation and amortization	(14,031)	(12,503)	1,528	12.2
Other interest expense	(7,169)	(5,502)	1,667	30.3
Other (expense) income, net	387	(1,495)	(1,882)	NM
Income before income taxes	$87,836	$77,303	$10,533	13.6
(1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales
Domestic	13,256	11,712	1,544	13.2%
Import	23,287	20,080	3,207	16.0
Luxury	4,423	4,317	106	2.5
Total	40,966	36,109	4,857	13.5
Allocated to management	(90)	(50)	(40)	NM
Total retail new vehicle unit sales	40,876	36,059	4,817	13.4

NM - not meaningful

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

	Six months ended June 30,			%
			Increase	Increase
	2017	2016	(Decrease)	(Decrease)
Revenues
Domestic	$1,854,707	$1,602,312	$252,395	15.8%
Import	2,072,787	1,793,060	279,727	15.6
Luxury	776,891	718,679	58,212	8.1
Total segment revenues	4,704,385	4,114,051	590,334	14.3
Corporate and other	(1,248)	2,149	(3,397)	NM
Total revenues	$4,703,137	$4,116,200	$586,937	14.3

Segment Income(1)
Domestic	$53,299	$52,129	$1,170	2.2%
Import	54,637	53,943	694	1.3
Luxury	14,801	14,312	489	3.4
Total segment income	122,737	120,384	2,353	2.0
Corporate and other	76,740	55,088	21,652	39.3
Depreciation and amortization	(26,770)	(24,166)	2,604	10.8
Other interest expense	(13,840)	(10,961)	2,879	26.3
Other income (expense), net	10,232	(3,021)	(13,253)	NM
Income before income taxes	$169,099	137,324	$31,775	23.1

(1) Segment income for each of the segments is defined as Income before income taxes, less Depreciation and amortization, Other interest expense and Other income (expense), net.

Retail New Vehicle Unit Sales
Domestic	25,496	22,441	3,055	13.6%
Import	43,122	38,114	5,008	13.1
Luxury	8,039	8,380	(341)	(4.1)
Total	76,657	68,935	7,722	11.2
Allocated to management	(165)	(127)	(38)	NM
Total retail new vehicle unit sales	76,492	68,808	7,684	11.2

NM - not meaningful

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2017	2016	2016
Days Supply(1)
New vehicle inventory	75	68	77
Used vehicle inventory	60	56	57
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of June 30, 2017
Current ratio	Not less than 1.10 to 1	1.28	to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.96	to 1
Leverage ratio	Not more than 5.00 to 1	2.02	to 1
Funded debt restriction	Not more than $900 million	$518.8 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
New vehicle unit sales brand mix
Honda, Acura	23.3%	23.8%	23.1%	23.5%
Toyota, Lexus	19.1	19.8	18.4	19.7
Chrysler, Fiat	17.3	19.1	17.8	19.0
General Motors	8.3	8.7	8.6	8.8
Subaru	8.2	6.8	8.4	7.0
Ford	6.8	4.6	7.0	4.9
Nissan	3.9	3.8	4.1	3.8
BMW, Mini	4.1	5.3	4.0	5.4
Volkswagen, Audi	3.7	2.9	3.6	2.8
Hyundai	2.3	2.1	2.2	2.0
Kia	1.7	1.3	1.5	1.3
Mercedes Benz	1.1	1.3	1.0	1.3
Other	0.2	0.5	0.3	0.5

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue geographic mix
California	21.7%	22.5%	22.3%	22.7%
Oregon	14.8	16.7	15.3	16.7
New Jersey	13.6	14.4	13.0	14.2
Texas	11.1	13.7	11.5	13.8
New York	7.3	3.0	7.4	3.0
Montana	5.6	6.4	5.7	6.4
Washington	4.6	5.2	4.7	5.3
Alaska	4.3	5.1	4.2	4.9
Nevada	2.7	2.9	2.8	3.1
Idaho	2.7	2.7	2.7	2.7
Hawaii	2.4	2.0	2.6	2.0
Iowa	2.4	2.7	2.3	2.6
Pennsylvania	2.8	—	1.5	—
North Dakota	1.2	1.4	1.2	1.3
Vermont	0.9	—	0.9	—
New Mexico	0.7	0.8	0.8	0.9
Massachusetts	0.7	0.5	0.6	0.4
Wyoming	0.5	—	0.5	—

	As of July 28, 2017
Current store count mix	# of stores	% of total
Chrysler, Fiat	29	18.1%
Honda, Acura	24	15.0
Toyota, Lexus	22	13.8
General Motors	19	11.9
Ford	13	8.1
BMW, Mini	11	6.9
Volkswagen, Audi	10	6.3
Subaru	10	6.3
Nissan	7	4.4
Hyundai	5	3.1
Kia	4	2.5
Mercedes Benz	4	2.5
Other	2	1.1

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2017	December 31, 2016
Cash and cash equivalents	$31,177	$50,282
Trade receivables, net	359,010	417,714
Inventories, net	1,878,780	1,772,587
Other current assets	54,801	46,611
Total current assets	$2,323,768	$2,287,194

Property and equipment, net	1,067,104	1,006,130
Goodwill	259,399	259,399
Franchise value	184,763	184,268
Other non-current assets	141,461	107,159
Total assets	$3,976,495	$3,844,150

Floor plan notes payable	$99,932	$94,602
Floor plan notes payable: non trade	1,534,715	1,506,895
Current maturities of long-term debt	20,901	20,965
Trade payables	89,795	88,423
Accrued liabilities	212,309	211,109
Total current liabilities	$1,957,652	$1,921,994

Long-term debt	777,814	769,916
Deferred revenue	92,335	81,929
Deferred income taxes	57,919	59,075
Other long-term liabilities	102,948	100,460
Total liabilities	$2,988,668	$2,933,374

Class A common stock	158,527	165,512
Class B common stock	157	219
Additional paid-in capital	34,280	41,225
Retained earnings	794,863	703,820
Total liabilities & stockholders' equity	$3,976,495	$3,844,150

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2017	2016
Net income	$103,927	$91,698
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	—	6,996
Depreciation and amortization	26,770	24,166
Stock-based compensation	5,432	6,018
(Gain) loss on disposal of assets	256	(4,512)
Gain on sale of franchise	—	(1,102)
Deferred income taxes	(1,156)	5,704
(Increase) decrease:
Trade receivables, net	70,908	6,564
Inventories	(36,078)	(114,052)
Other assets	479	5,652
Increase (decrease):
Floor plan notes payable, net	1,330	8,685
Trade payables	414	6,678
Accrued liabilities	(3,684)	17,595
Other long-term liabilities and deferred revenue	9,957	10,668
Net cash provided by operating activities	$178,555	$70,758

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

	Six Months Ended June 30,
Net cash provided by operating activities	2017	2016
As reported	$178,555	$70,758
Floor plan notes payable, non-trade, net	(32,124)	58,622
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	—	(4,854)
Adjusted	$146,431	$124,526

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30, 2017
	As reported	Reserve adjustments	Acquisition expenses	Adjusted
Selling, general and administrative	$257,290	$(3,878)	$(2,137)	$251,275

Income from operations	103,950	3,878	2,137	109,965

Other (expense) income, net	387	—	—	387

Income before income taxes	$87,836	$3,878	$2,137	$93,851
Income tax expense	(34,636)	(1,231)	(821)	(36,688)
Net income	$53,200	$2,647	$1,316	$57,163

Diluted earnings per share	$2.12	$0.11	$0.05	$2.28
Diluted share count	25,106

	Three Months Ended June 30, 2016
	As reported	Equity investment fair value adjustment	Adjusted
Asset impairments	$3,498	$(3,498)	$—

Selling, general and administrative	215,526	—	215,526

Income from operations	90,509	3,498	94,007

Other (expense) income, net	(1,495)	2,065	570

Income before income taxes	$77,303	$5,563	$82,866
Income tax expense	(25,875)	(6,837)	(32,712)
Net income	$51,428	$(1,274)	$50,154

Diluted earnings per share	$2.01	$(0.05)	$1.96
Diluted share count	25,534

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

	Six Months Ended June 30, 2017
	As reported	Reserve adjustments	Acquisition expenses	OEM settlement	Adjusted
Selling, general and administrative	$500,062	$(3,878)	$(2,137)	$—	$494,047

Income from operations	190,091	3,878	2,137	—	196,106

Other income (expense), net	10,232	—	—	(9,111)	1,121

Income before income taxes	$169,099	3,878	$2,137	$(9,111)	$166,003
Income tax expense	(65,172)	(1,231)	(821)	3,423	(63,801)
Net income	$103,927	2,647	$1,316	$(5,688)	$102,202

Diluted earnings per share	$4.13	0.11	$0.05	$(0.23)	$4.06
Diluted share count	25,177

	Six Months Ended June 30, 2016
	As reported	Disposal gain on sale of store	Equity investment fair value adjustment	Legal reserve	Adjusted
Asset impairments	$6,996	$—	$(6,996)	$—	$—

Selling, general and administrative	434,632	1,087	—	(1,906)	433,813

Income from operations	163,424	(1,087)	6,996	1,906	171,239

Other income (expense), net	(3,021)	—	4,131	—	1,110

Income before income taxes	$137,324	$(1,087)	$11,127	$1,906	$149,270
Income tax expense	(45,626)	426	(12,782)	(747)	(58,729)
Net income	$91,698	$(661)	$(1,655)	$1,159	$90,541

Diluted earnings per share	$3.56	$(0.03)	$(0.06)	$0.05	$3.52
Diluted share count	25,754

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)

	Three months ended June 30,			%
			Increase	Increase
	2017	2016	(Decrease)	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$53,200	$51,428	$1,772	3.4%
Other interest expense	7,169	5,502	1,667	30.3
Income tax expense	34,636	25,875	8,761	33.9
Depreciation and amortization	14,031	12,503	1,528	12.2
EBITDA	$109,036	$95,308	$13,728	14.4%

Other adjustments:
Less: used vehicle line of credit interest expense	(1,131)	(873)	(258)	29.6
Add: equity investment fair value adjustment	—	5,563	(5,563)	(100.0)
Add: acquisition expenses	2,137	—	2,137	NM
Add: insurance reserve	3,878	—	3,878	NM
Adjusted EBITDA	$113,920	$99,998	$13,922	13.9%

Leveraged Free Cash Flow
Adjusted EBITDA	$113,920	$99,998	$13,922	13.9%
Less: Capital expenditures	(16,227)	(27,347)	11,120	(40.7)
Leveraged free cash flow	$97,693	$72,651	$25,042	34.5%

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)

	Six months ended June 30,			%
			Increase	Increase
	2017	2016	(Decrease)	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$103,927	$91,698	$12,229	13.3%
Other interest expense	13,840	10,961	2,879	26.3
Income tax expense	65,172	45,626	19,546	42.8
Depreciation and amortization	26,770	24,166	2,604	10.8
EBITDA	$209,709	$172,451	$37,258	21.6%

Other adjustments:
Less: used vehicle line of credit interest expense	(2,157)	(1,690)	(467)	27.6
Add: equity investment fair value adjustment	—	11,127	(11,127)	(100.0)
Less: OEM settlement	(9,111)	—	(9,111)	NM
Add: acquisition expenses	2,137	—	2,137	NM
Add: insurance reserve	3,878	—	3,878	NM
Adjusted EBITDA	$204,456	$181,888	$22,568	12.4%

Leveraged Free Cash Flow
Adjusted EBITDA	$204,456	$181,888	$22,568	12.4%
Less: capital expenditures	(32,266)	(43,247)	10,981	(25.4)
Leveraged free cash flow	$172,190	$138,641	$33,549	24.2%

Lithia Motors, Inc.
Ratio of Adjusted Total Debt to Adjusted EBITDA(Unaudited)

	As of
	June 30, 2017	June 30, 2016
Total Debt	$2,433,362	$2,025,978
Less: floor plan notes payable	(99,932)	(56,767)
Less: floor plan notes payable: non-trade	(1,534,715)	(1,316,747)
Less: used vehicle line of credit	(213,093)	(190,313)
Adjusted total debt	$585,622	$462,151

Annualized adjusted EBITDA	$408,912	$363,776
Ratio of adjusted total debt to adjusted EBITDA	1.43	1.27